EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2024 Results
For the quarter ended December 31, 2024
(Compared to the quarter ended December 31, 2023)

•Net Revenue of $2.90 billion and Net Income of $392 million

•Consolidated Adjusted Property EBITDA of $1.11 billion

•Macao Adjusted Property EBITDA of $571 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $22 million

•Marina Bay Sands Adjusted Property EBITDA of $537 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $2 million

•LVS Repurchased $450 million of Common Stock

•LVS Acquired $250 million of SCL Stock

LAS VEGAS, January 29, 2025 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended December 31, 2024.

“We continued to execute our strategic objectives during the quarter. We remain enthusiastic about our opportunities to deliver industry-leading growth in both Macao and Singapore in the years ahead as we execute our capital investment programs in both markets,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, the ongoing recovery continued during the quarter, although spend per visitor in the market remains below the levels reached prior to the pandemic. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well as the recovery in travel and tourism spending progresses.

“In Singapore, Marina Bay Sands continued to deliver outstanding financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as travel and tourism spending in Asia expands.

“Our financial strength and industry-leading cash flow continue to support our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $450 million of LVS shares under our share repurchase program during the quarter and paid our recurring quarterly dividend. LVS also purchased $250 million of SCL stock during the quarter and in January of 2025, bringing our ownership interest to 72.3%. We look forward to utilizing our share repurchase and dividend programs to continue to return excess capital to stockholders.”

Net revenue was $2.90 billion, a decrease of 0.7% from the prior year quarter. Operating income was $590 million, compared to $710 million in the prior year quarter. Net income in the fourth quarter of 2024 was $392 million, compared to $469 million in the fourth quarter of 2023.

Consolidated adjusted property EBITDA was $1.11 billion, compared to $1.20 billion in the prior year quarter.

Full year 2024 operating income was $2.40 billion, compared to $2.31 billion in 2023. Net income attributable to Las Vegas Sands was $1.45 billion, or $1.96 per diluted share, in 2024. This compared to $1.22 billion, or $1.60 per diluted share, in 2023.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 5.0% to $1.76 billion, compared to the fourth quarter of 2023. Net income for SCL was $237 million, compared to $288 million in the fourth quarter of 2023.

On a GAAP basis, 2024 total net revenues for SCL increased 8.4% to $7.08 billion, compared to 2023. Net income for SCL was $1.05 billion in 2024, compared to $696 million in 2023.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $180 million for the fourth quarter of 2024, compared to $190 million in the prior year quarter. Our weighted average borrowing cost was 5.0% during the fourth quarter of 2024, compared to 5.2% during the fourth quarter of 2023.

Our effective income tax rate for the fourth quarter of 2024 was 15.0%, compared to 20.8% in the prior year quarter. The income tax rate for the fourth quarter of 2024 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the fourth quarter of 2024, we repurchased $450 million of our common stock (approximately 9 million shares at a weighted average price of $51.10). The remaining amount authorized under our share repurchase program was $1.55 billion as of December 31, 2024. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company's financial position, earnings, legal requirements, other investment opportunities and market conditions.

During the fourth quarter of 2024 and January 2025, we purchased $250 million of SCL common stock (103 million shares at an average price of HK$18.93), increasing the company’s ownership percentage of SCL to 72.3% as of January 7, 2025.

We paid a quarterly dividend of $0.20 per common share during the quarter. Our next quarterly dividend of $0.25 per common share will be paid on February 19, 2025, to Las Vegas Sands stockholders of record on February 10, 2025.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2024 were $3.65 billion.

The company has access to $4.44 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of December 31, 2024, total debt outstanding, excluding finance leases and financed purchases, was $13.62 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $547 million, including construction, development and maintenance activities of $345 million in Macao and $194 million at Marina Bay Sands.

###
Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 29, 2025 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza Macao and Four Seasons Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Fourth Quarter 2024 Results
Non-GAAP Financial Measures

Within the company’s fourth quarter and full year 2024 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Casino	$2,104	$2,111	$8,303	$7,522
Rooms	317	323	1,274	1,204
Food and beverage	157	161	607	584
Mall	218	232	755	767
Convention, retail and other	100	88	359	295
Net revenues	2,896	2,915	11,298	10,372
Operating expenses:
Resort operations	1,796	1,721	6,946	6,316
Corporate	75	64	290	230
Pre-opening	4	2	14	15
Development	59	65	228	205
Depreciation and amortization	348	333	1,308	1,208
Amortization of leasehold interests in land	15	15	60	58
Loss on disposal or impairment of assets	9	5	50	27
	2,306	2,205	8,896	8,059
Operating income	590	710	2,402	2,313
Other income (expense):
Interest income	57	63	275	288
Interest expense, net of amounts capitalized	(180)	(190)	(727)	(818)
Other income (expense)	(6)	9	10	(8)
Income before income taxes	461	592	1,960	1,775
Income tax expense	(69)	(123)	(208)	(344)
Net income	392	469	1,752	1,431
Net income attributable to noncontrolling interests	(68)	(87)	(306)	(210)
Net income attributable to Las Vegas Sands Corp.	$324	$382	$1,446	$1,221

Earnings per share:
Basic	$0.45	$0.50	$1.97	$1.60
Diluted	$0.45	$0.50	$1.96	$1.60

Weighted average shares outstanding:
Basic	721	759	735	763
Diluted	723	760	737	765

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net Revenues
The Venetian Macao	$682	$748	$2,831	$2,682
The Londoner Macao	518	589	1,984	1,792
The Parisian Macao	228	222	973	879
The Plaza Macao and Four Seasons Macao	223	192	872	779
Sands Macao	86	81	322	322
Ferry Operations and Other	34	31	125	105
Macao Operations	1,771	1,863	7,107	6,559

Marina Bay Sands	1,137	1,061	4,230	3,849
Intercompany Royalties	64	60	250	224
Intersegment Eliminations(1)	(76)	(69)	(289)	(260)
	$2,896	$2,915	$11,298	$10,372

Adjusted Property EBITDA
The Venetian Macao	$250	$302	$1,093	$1,054
The Londoner Macao	144	190	543	516
The Parisian Macao	69	68	297	269
The Plaza Macao and Four Seasons Macao	83	71	321	308
Sands Macao	20	17	56	59
Ferry Operations and Other	5	6	17	18
Macao Operations	571	654	2,327	2,224

Marina Bay Sands	537	544	2,052	1,861
	$1,108	$1,198	$4,379	$4,085

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	36.7%	40.4%	38.6%	39.3%
The Londoner Macao	27.8%	32.3%	27.4%	28.8%
The Parisian Macao	30.3%	30.6%	30.5%	30.6%
The Plaza Macao and Four Seasons Macao	37.2%	37.0%	36.8%	39.5%
Sands Macao	23.3%	21.0%	17.4%	18.3%
Ferry Operations and Other	14.7%	19.4%	13.6%	17.1%
Macao Operations	32.2%	35.1%	32.7%	33.9%

Marina Bay Sands	47.2%	51.3%	48.5%	48.4%

Total	38.3%	41.1%	38.8%	39.4%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$392	$469	$1,752	$1,431
Add (deduct):
Income tax expense	69	123	208	344
Other (income) expense	6	(9)	(10)	8
Interest expense, net of amounts capitalized	180	190	727	818
Interest income	(57)	(63)	(275)	(288)
Loss on disposal or impairment of assets	9	5	50	27
Amortization of leasehold interests in land	15	15	60	58
Depreciation and amortization	348	333	1,308	1,208
Development expense	59	65	228	205
Pre-opening expense	4	2	14	15
Stock-based compensation(1)	8	4	27	29
Corporate expense	75	64	290	230
Consolidated Adjusted Property EBITDA	$1,108	$1,198	$4,379	$4,085
____________________

(1)
During the three months ended December 31, 2024 and 2023, the company recorded stock-based compensation expense of $20 million and $14 million, respectively, of which $12 million and $10 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the years ended December 31, 2024 and 2023, the company recorded stock-based compensation expense of $78 million and $72 million, respectively, of which $51 million and $43 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income attributable to LVS	$324	$382	$1,446	$1,221

Pre-opening expense	4	2	14	15
Development expense	59	65	228	205
Loss on disposal or impairment of assets	9	5	50	27
Other (income) expense	6	(9)	(10)	8
Income tax impact on net income adjustments(1)	(14)	(14)	(49)	(43)
Noncontrolling interest impact on net income adjustments	(1)	3	(6)	(10)
Adjusted net income attributable to LVS	$387	$434	$1,673	$1,423

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Per diluted share of common stock:
Net income attributable to LVS	$0.45	$0.50	$1.96	$1.60

Pre-opening expense	0.01	—	0.02	0.02
Development expense	0.08	0.09	0.31	0.27
Loss on disposal or impairment of assets	0.01	0.01	0.07	0.03
Other (income) expense	0.01	(0.01)	(0.01)	0.01
Income tax impact on net income adjustments	(0.02)	(0.02)	(0.07)	(0.06)
Noncontrolling interest impact on net income adjustments	—	—	(0.01)	(0.01)
Adjusted earnings per diluted share	$0.54	$0.57	$2.27	$1.86

Weighted average diluted shares outstanding	723	760	737	765
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2024	2023
Macao Operations	$38	$68
Marina Bay Sands	(3)	(91)
	$35	$(23)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2024	2023
Macao Operations	$22	$40
Marina Bay Sands	(2)	(71)
	$20	$(31)

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$9,379	$10,270	$9,576	$9,419
Slot machine win per unit per day(2)	$381	$416	$386	$420
Average number of table games	664	690	702	672
Average number of slot machines	1,573	1,458	1,585	1,408

The Londoner Macao:
Table games win per unit per day(1)	$9,616	$10,562	$10,847	$8,251
Slot machine win per unit per day(2)	$403	$575	$471	$480
Average number of table games	508	499	431	487
Average number of slot machines	1,574	1,332	1,336	1,215

The Parisian Macao:
Table games win per unit per day(1)	$7,334	$6,875	$6,719	$7,069
Slot machine win per unit per day(2)	$322	$316	$377	$310
Average number of table games	261	273	313	270
Average number of slot machines	1,117	836	1,037	879

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$22,927	$21,078	$23,446	$19,656
Slot machine win per unit per day(2)	$159	$—	$160	$218
Average number of table games	99	86	101	96
Average number of slot machines	49	22	33	62

Sands Macao:
Table games win per unit per day(1)	$6,919	$7,327	$7,283	$5,871
Slot machine win per unit per day(2)	$251	$276	$269	$264
Average number of table games	106	105	101	129
Average number of slot machines	667	507	654	598

Marina Bay Sands:
Table games win per unit per day(1)	$16,914	$14,785	$15,272	$12,951
Slot machine win per unit per day(2)	$901	$840	$892	$869
Average number of table games	495	505	498	514
Average number of slot machines	2,962	2,946	2,947	2,925
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$534	$607	$(73)
Rooms	54	49	5
Food and beverage	16	16	—
Mall	63	66	(3)
Convention, retail and other	15	10	5
Net revenues	$682	$748	$(66)

Adjusted Property EBITDA	$250	$302	$(52)
EBITDA Margin %	36.7%	40.4%	(3.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$746	$1,247	$(501)
Rolling Chip win %(1)	1.99%	3.27%	(1.28)	pts

Non-Rolling Chip drop	$2,309	$2,455	$(146)
Non-Rolling Chip win %	24.2%	24.9%	(0.7)	pts

Slot handle	$1,467	$1,367	$100
Slot hold %	3.8%	4.1%	(0.3)	pts

Hotel Statistics

Occupancy %	99.5%	98.7%	0.8	pts
Average daily rate (ADR)	$205	$202	$3
Revenue per available room (RevPAR)	$204	$200	$4
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$387	$433	$(46)
Rooms	68	92	(24)
Food and beverage	22	27	(5)
Mall	24	19	5
Convention, retail and other	17	18	(1)
Net revenues	$518	$589	$(71)

Adjusted Property EBITDA	$144	$190	$(46)
EBITDA Margin %	27.8%	32.3%	(4.5)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,849	$2,324	$(475)
Rolling Chip win %(1)	4.33%	3.04%	1.29	pts

Non-Rolling Chip drop	$1,631	$1,852	$(221)
Non-Rolling Chip win %	22.6%	22.4%	0.2	pts

Slot handle	$1,597	$1,706	$(109)
Slot hold %	3.7%	4.1%	(0.4)	pts

Hotel Statistics(2)

Occupancy %	98.0%	96.8%	1.2	pts
Average daily rate (ADR)	$290	$186	$104
Revenue per available room (RevPAR)	$284	$180	$104
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended December 31, 2024 and 2023, approximately 2,600 and 5,550 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$171	$163	$8
Rooms	35	35	—
Food and beverage	14	14	—
Mall	7	9	(2)
Convention, retail and other	1	1	—
Net revenues	$228	$222	$6

Adjusted Property EBITDA	$69	$68	$1
EBITDA Margin %	30.3%	30.6%	(0.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$60	$31	$29
Rolling Chip win %(1)	(13.07)%	6.18%	(19.25)	pts

Non-Rolling Chip drop	$821	$778	$43
Non-Rolling Chip win %	22.4%	21.9%	0.5	pts

Slot handle	$858	$640	$218
Slot hold %	3.8%	3.8%	—	pts

Hotel Statistics

Occupancy %	99.5%	98.8%	0.7	pts
Average daily rate (ADR)	$156	$153	$3
Revenue per available room (RevPAR)	$156	$151	$5
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$142	$95	$47
Rooms	30	25	5
Food and beverage	8	9	(1)
Mall	42	62	(20)
Convention, retail and other	1	1	—
Net revenues	$223	$192	$31

Adjusted Property EBITDA	$83	$71	$12
EBITDA Margin %	37.2%	37.0%	0.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,746	$2,387	$(641)
Rolling Chip win %(1)	1.11%	0.65%	0.46	pts

Non-Rolling Chip drop	$759	$682	$77
Non-Rolling Chip win %	25.1%	22.2%	2.9	pts

Slot handle	$29	$—	$29
Slot hold %	2.5%	—%	2.5	pts

Hotel Statistics

Occupancy %	97.3%	87.8%	9.5	pts
Average daily rate (ADR)	$498	$474	$24
Revenue per available room (RevPAR)	$485	$416	$69
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(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$78	$72	$6
Rooms	5	5	—
Food and beverage	2	3	(1)
Convention, retail and other	1	1	—
Net revenues	$86	$81	$5

Adjusted Property EBITDA	$20	$17	$3
EBITDA Margin %	23.3%	21.0%	2.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$69	$28	$41
Rolling Chip win %(1)	4.49%	4.54%	(0.05)	pts

Non-Rolling Chip drop	$389	$410	$(21)
Non-Rolling Chip win %	16.5%	17.0%	(0.5)	pts

Slot handle	$527	$474	$53
Slot hold %	2.9%	2.7%	0.2	pts

Hotel Statistics

Occupancy %	99.1%	98.9%	0.2	pts
Average daily rate (ADR)	$174	$175	$(1)
Revenue per available room (RevPAR)	$173	$173	$—
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$792	$741	$51
Rooms	125	117	8
Food and beverage	95	92	3
Mall	82	76	6
Convention, retail and other	43	35	8
Net revenues	$1,137	$1,061	$76

Adjusted Property EBITDA	$537	$544	$(7)
EBITDA Margin %	47.2%	51.3%	(4.1)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$8,068	$7,240	$828
Rolling Chip win %(1)	3.34%	4.57%	(1.23)	pts

Non-Rolling Chip drop	$2,342	$1,885	$457
Non-Rolling Chip win %	21.4%	18.9%	2.5	pts

Slot handle	$6,572	$6,226	$346
Slot hold %	3.7%	3.7%	—	pts

Hotel Statistics(2)

Occupancy %	94.3%	94.4%	(0.1)	pts
Average daily rate (ADR)	$927	$647	$280
Revenue per available room (RevPAR)	$874	$611	$263
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended December 31, 2024 and 2023, approximately 1,600 and 2,200 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2024					TTM December 31, 2024
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$63	$56	88.9%	822,424	85.7%	$1,581

Shoppes at Four Seasons
Luxury Retail	31	27	87.1%	163,549	100.0%	6,831	*
Other Stores	11	10	90.9%	98,349	90.6%	2,312	*
	42	37	88.1%	261,898	96.5%	5,379

Shoppes at Londoner	24	20	83.3%	566,251	72.7%	1,457

Shoppes at Parisian	7	4	57.1%	296,818	69.4%	489

Total Cotai Strip in Macao	136	117	86.0%	1,947,391	80.9%	2,010

The Shoppes at Marina Bay Sands	82	76	92.7%	615,869	99.3%	2,878

Total	$218	$193	88.5%	2,563,260	85.3%	$2,287
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
*	Prior quarter tenant sales per square foot have been reclassified to be consistent with the current period presentation of luxury retail and other stores.